UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 29, 2022

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Substitute Insurance Reimbursement Facility Agreement

On September 29, 2022, Team, Inc. (the “Company”) entered into that certain Substitute Insurance Reimbursement Facility Agreement (the “Agreement”) by and between the Company and 1970 Group, Inc. (the “1970 Group”). The Agreement, among other things, enables 1970 Group to extend credit to the Company in the form of a substitute reimbursement facility to provide up to approximately $21.4 million of letters of credit on behalf of the Company in support of the Company’s workers’ compensation, commercial automotive and general liability insurance carriers for workers’ compensation, commercial automotive and/or general liability policies (the “Insurance Policies”). Under the Agreement, 1970 Group will arrange for the issuance of letters of credit from financial institutions approved by the National Association of Insurance Commissioners. Such letters of credit arranged by the 1970 Group will permit the return of certain existing letters of credit for the account of the Company that are outstanding for the purpose of supporting the Insurance Policies and that are required to be collateralized, thereby providing increased liquidity for the Company in the amount of approximately $17.6 million.

Under the Agreement, the Company will be required to reimburse the 1970 Group for any draws made under the letters of credit provided by the 1970 Group within five (5) business days of notice of any such draw. The Agreement will terminate upon the earlier of (i) the expiration or termination of the Company’s Insurance Policies or (ii) September 29, 2023. The Agreement contains certain affirmative covenants, including for the Company to keep and maintain its Insurance Policies for the compliance in all material respects with applicable requirements. The Agreement contains certain events of default, including, without limitation, the Company’s failure to reimburse 1970 Group for the amount of any draw or other financial obligation or the Company’s payment of 1970 Group’s fees. Upon an event of default, 1970 Group has the option to declare all outstanding obligations immediately due within five (5) business days after the Company’s receipt of such notice from 1970 Group. The obligations of the Company under the Agreement are not guaranteed by any of the Company’s subsidiaries, are unsecured and are subordinated to the Company’s obligations to each of the lenders under each of (1) the Term Loan Credit Agreement, dated as of December 18, 2020 (as amended from time to time), among the Company, as borrower, the other loan parties from time to time party thereto, the lenders from time to time party thereto and Atlantic Park Strategic Capital Fund, L.P., as agent, (2) the Credit Agreement, dated as of February 11, 2022 (as amended from time to time), among the Company, as borrower, the other loan parties from time to time party thereto, the lenders from time to time party thereto and Eclipse Business Capital LLC, as agent, and (3) the Unsecured Term Loan Credit Agreement (as defined below).

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Exchange Agreement and Amendment No. 8 to Unsecured Term Loan Credit Agreement

On October 4, 2022, the Company entered into an exchange agreement (the “Exchange Agreement”) by and among the Company and certain holders (collectively, the “Exchanging Holders”) of the Company’s 5.00% Convertible Senior Notes due 2023 (the “Notes”). The Exchanging Holders held Notes that paid interest, at the Company’s option, at a rate of 5.00% per annum entirely in cash or at a rate of 8.00% per annum in paid-in-kind interest (“PIK Interest”).

Pursuant to the Exchange Agreement, the Company agreed to exchange approximately $57.0 million of aggregate principal amount, plus accrued and unpaid PIK Interest, of Notes beneficially owned by the Exchanging Holders for an equivalent increased principal amount of term loans (the “New Term Loans”) under that certain Unsecured Term Loan Credit Agreement, dated as of November 9, 2021 (as amended from time to time, the “Unsecured Term Loan Credit Agreement”), among the Company, as borrower, the lenders from time to time party thereto and Cantor Fitzgerald Securities, as agent, and pursuant to the terms thereof. The Company entered into the Corre/AP Term Sheet (as defined in the Unsecured Term Loan Credit Agreement) on November 9, 2021 pursuant to which each of the Exchanging Holders had the right to exchange the Notes into New Term Loans and each Exchanging Holder exercised such right.

On October 4, 2022, the Company entered into Amendment No. 8 (the “Amendment No. 8”) to the Unsecured Term Loan Credit Agreement, pursuant to which, among other things, the Company increased the total principal amount outstanding under the Unsecured Term Loan Credit Agreement to approximately $112.7 million to give effect to the exchange described above. In addition, Amendment No. 8 extended the availability date for an additional commitment under the Unsecured Term Loan Credit Agreement of $10.0 million in subordinated delayed draw term loans from October 31, 2022 to December 31, 2022. The Company will not receive any cash proceeds from the issuance of the New Term Loans.

Following the closing of the Exchange Agreement and Amendment No. 8, the Company has approximately $41.2 million in aggregate principal amount of Notes outstanding, which pay interest at a rate of 5.00% per annum entirely in cash.

The foregoing summaries of the Exchange Agreement and Amendment No. 8 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are attached hereto as Exhibits 10.2 and 10.3, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit number	Description

10.1*	Substitute Insurance Reimbursement Facility Agreement, dated as of September 29, 2022 by and between 1970 Group, Inc. and Team, Inc.
10.2*	Exchange Agreement, dated October 4, 2022, by and among Team, Inc., Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP, and Corre Horizon II Fund, LP.
10.3*	Amendment No. 8 to Subordinated Term Loan Agreement, dated October 4, 2022, by and among Team, Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K.
The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Administration, Chief Legal Officer and Secretary
Dated: October 5, 2022